Item 77C
DWS
Strategic
Income Trust

Registrant
incorporates by
reference to its
Proxy Statement
filed on April 7,
2008 (SEC
Accession No.
0000950137-08-
005147).
The Annual
Meeting of
Shareholders of
DWS Strategic
Income Trust
(the "Fund") was
held on May 20,
2008 at the
offices of
Deutsche Asset
Management,
345 Park
Avenue, New
York, NY 10154.
The following
matter was voted
upon by the
shareholders of
said Fund (the
resulting votes
are presented
below):
1.	To elect
thirteen
Trustees to
the Board of
the Fund.


Number of Votes:
Trustees
For
Withheld
John W. Ballantine
3,775,548
362,449
Henry P. Becton, Jr.
3,780,621
357,376
Dawn-Marie Driscoll
3,778,515
359,482
Keith R. Fox
3,670,630
467,367
Paul K. Freeman
3,778,434
359,563
Kenneth C. Froewiss
3,781,237
356,760
Richard J. Herring
3,779,337
358,660
William McClayton
3,777,215
360,782
Rebecca W. Rimel
3,782,937
355,060
William N. Searcy, Jr.
3,779,587
358,410
Jean Gleason Stromberg
3,779,549
358,448
Robert H. Wadsworth
3,781,949
356,048
Axel Schwarzer
3,670,369
467,628

Until recently,
substantially all
DWS open-end
funds and most
DWS closed-end
funds were
overseen by one
of two boards of
directors or
trustees (the
"Boards"). In
2007, each
Board, including
the Board that
has historically
overseen the
Fund (the
"Chicago
Board"),
determined that
the formation of
a single
consolidated
Board
overseeing all
DWS funds (the
"Consolidated
Board") would
be in the best
interests of the
funds and their
shareholders.
Accordingly,
each Board
approved a plan
to consolidate
the Chicago
Board with the
other primary
DWS fund board
(the "New York
Board"). (The
geographic
references in the
preceding
sentences merely
indicate where
each Board
historically held
most of its
meetings.)
Effective May
20, 2008, with
the election of
the above-
named Trustees,
the Fund is
governed by the
Consolidated
Board. The
Consolidated
Board consists of
five members
from the Fund's
original Chicago
Board (John W.
Ballantine, Paul
K. Freeman,
William
McClayton, Axel
Schwarzer, and
Robert H.
Wadsworth) and
eight members
from the New
York Board
(Henry P.
Becton, Jr.,
Dawn-Marie
Driscoll, Keith
R. Fox, Kenneth
C. Froewiss,
Richard J.
Herring, Rebecca
W. Rimel,
William N.
Searcy, Jr., and
Jean Gleason
Stromberg).
Prior to
consolidation,
four members of
the Fund's
original Board
(Donald L.
Dunaway, James
R. Edgar, Robert
B. Hoffman, and
Shirley D.
Peterson) either
resigned or did
not stand for
reelection.